Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of TrueNorth Quantum, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of TrueNorth Quantum, Inc. as of October 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

November 4, 2021

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TrueNorth Quantum, Inc.

Consolidated Balance Sheets

	October 31, 2020	October 31, 2019

Assets
Current Assets
Cash	$251	$112
Prepaid expenses	36,191	10,030
Total Current Assets	36,442	10,142

Total Assets	$36,442	$10,142

Liabilities and Shareholders' Deficit

Current Liabilities
Accounts payable and accrued liabilities	$79,694	$76,530
Other payable	39,144	37,537
Promissory note payable	26,280	–
Total Current Liabilities	145,118	114,067

Total Liabilities	145,118	114,067

Shareholders' Deficit
Common share capital, unlimited authorized shares, 13,251,663 shares issued and outstanding	819,464	819,464
Accumulated deficit	(939,425)	(933,483)
Accumulated other comprehensive income	11,285	10,094
Total Shareholders' deficit	(108,676)	(103,925)

Total Liabilities and Shareholders' Deficit	$36,442	$10,142

The accompanying notes are an integral part of these consolidated financial statements.

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TrueNorth Quantum, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended
	October 31,
	2020	2019

Revenue	$–	$–

Operating expenses:
Selling, general and administrative	5,942	96,121
Professional fees	–	17,674
Management consulting fees - related party	–	30,030
Research and development	–	36,417
Total Operating Expenses	5,942	180,243

Net Loss	$(5,942)	$(180,243)

Other Comprehensive Income (Loss)
Foreign currency translation adjustments	1,191	(838)
Total Comprehensive Loss	$(4,750)	$(181,081)

Basic and Diluted Net Loss Per Common Share:
Weighted average number of common shares outstanding	13,251,633	13,214,871
Net loss per common share	$(0.00)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

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TrueNorth Quantum, Inc.

Consolidated Statements of Stockholders’ Deficit

	Number of common shares	Share capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at October 31, 2018	12,880,000	$664,104	$(753,240)	$10,932	$(78,204)

Shares issued on private placements, net	371,633	114,530	–	–	114,530
Forgiveness of related party loan	–	40,830	–	–	40,830
Other comprehensive loss	–	–	–	(838)	(838)
Net loss for the period	–	–	(180,243)	–	(180,243)
Balance at October 31, 2019	13,251,633	$819,464	$(933,483)	$10,094	$(103,925)

Other comprehensive income	–	–	–	1,191	1,191
Net loss for the period	–	–	(5,942)	–	(5,942)
Balance at October 31, 2020	13,251,633	$819,464	$(939,425)	$11,285	$(108,676)

The accompanying notes are an integral part of these consolidated financial statements.

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TrueNorth Quantum, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	October 31,
	2020	2019

Cash flows from operating activities:
Net loss for the period	$(5,942)	$(180,243)
Adjustments to reconcile net loss to net cash from operating activities:
Change in non-cash operating working capital
Prepaid expenses	(26,100)	301
Accounts payable and accrued liabilities	4,043	8,241
Other payable	2,038	57,718
Net cash used in operating activities	(25,960)	(113,982)

Cash flows from financing activities:
Proceeds from issuance of common shares	–	114,530
Proceeds from issuance of promissory note	26,100	–
Net cash provided by financing activities	26,100	114,530

Effects on changes in foreign exchange rate	(1)	(560)

Net change in cash	139	(12)
Cash , beginning of period	112	124
Cash, end of period	$251	$112

Supplemental Cash Flow Disclosures
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Non-Cash Investing and Financing Activity:
Forgiveness of related party loan	$–	$40,830

The accompanying notes are an integral part of these consolidated financial statements.

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TrueNorth Quantum, Inc.

Consolidated Financial Statements

October 31, 2020 and 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND GOING CONCERN

TrueNorth Quantum Inc. (“TNQ” or the “Company”) was incorporated under the Business Corporations Act (Alberta) on October 10, 2018. The registered and records office of TNQ is located at 610, 1414 – 8th Street S.W., Calgary, Alberta, T2R 1J6 and its head office is located at Suite 307C, 2 Campbell Drive, Uxbridge, Ontario, L9P 1H6.

On October 31, 2018, TrueNorth Quantum Inc. issued 12, 880,001 common shares as consideration for the acquisition of 38,640,000 common shares of TrueNorth CX Inc., being all of the issued and outstanding common shares. TrueNorth CX Inc. is now a wholly owned subsidiary of TrueNorth Quantum Inc. These Financial Statements show the financials on a consolidated basis.

TrueNorth CX Inc.(“TNCX”) was incorporated under the Business Corporations Act (Ontario) on November 28, 2016 as 2120315 Ontario Inc. On February 27, 2018, TNCX filed articles of amendment to change its name to TrueNorth CX Inc.

TNQ is a technology company that has developed an enterprise platform providing security, connectivity and systems compatibility for existing financial institution’s back and front office. This includes integration into major Banks systems from compliance to customer information, including their trading platforms. The TNQ technology (“Northern Shield”) utilizes quantum cryptography (or Quantum key distribution) to secure the clients private key to their crypto assets and this key is held within the trusted Bank environment with the potential to be insured against cyberattack and theft.

Northern Shield enables banks to “institutionalize” crypto currencies the blockchain market. Crypto currencies such as Bitcoin were originally designed to “decentralize” currency. However, the Northern Shield will provide the vehicle for integration to applications and utility for digital wallets inbound and outbound. Northern Shield is a custody solution with insurance. Currently, crypto holders have an account at the crypto-exchange where they invested in that crypto currency. Our solution enables major banks to possess custody on behalf of their clients providing flexibility to trade on multiple exchanges with access to financial and payment networks in a secure and insured account.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs, and it does not have sufficient cash flow to maintain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to develop its business and thereby increase its revenue. However, the Company would require sufficient capital to be invested into the Company to acquire the properties to begin generating sufficient revenue to cover the monthly expenses of the Company. Until the Company is able to generate revenue, the Company would be required to raise capital through the sale of its stock or through debt financing. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

To this date the Company has relied on the sale of securities through private placement to finance its operations and growth. The Company expects to continue to fund the Company through debt and securities sales and issuances until the Company generates enough revenues through the operations. These transactions will initially be through related parties, such as the Company’s officers and directors.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. The Company uses the accrual basis of accounting and has adopted a October 31 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, TrueNorth CX Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less, at the date acquired. As of October 31, 2020 and 2019, we did not have any cash equivalents.

Basic and Diluted Earnings Per Share

The Company has adopted ASC Topic 260, ”Earnings per Share,”(“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of October 31, 2020 and 2019, the Company did not have any potentially dilutive securities.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables that it will likely incur in the near future. The Company places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

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Financial Instruments

FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs;

Level 2—Significant other observable inputs that can be corroborated by observable market data; and

Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying values of our financial instruments, including, cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities, other payable and promissory note payable approximate their fair values due to the short-term maturities of these financial instruments.

Foreign Currency Translations

The Company’s functional currency is in Canadian dollars (“CAD”). All transactions are translated into U.S. dollars in accordance with ASC 830-30, “Translation of Financial Statements,” as follows:

1)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.
2)	Equity at historical rates.
3)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income (loss). Gains and losses from foreign currency transactions are included in earnings in the period of settlement.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Income Taxes

We account for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations..

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Research and Development Expenses

We follow ASC 730, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development.

During the year ended October 31, 2020 and 2019, the Company incurred research and development expenses of $0 and $36,417, respectively.

Recently Issued Accounting Standards

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We will adopt the new standard effective November 1, 2021 and do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Internal-Use Software (Subtopic 350-40)—Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (“ASU 2018-15”). ASU 2018-15 is effective for reporting periods beginning after December 15, 2019 and early adoption is permitted. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license), by requiring a customer in a cloud computing arrangement that is a service contract to capitalize certain implementation costs as if the arrangement was an internal-use software project. The impact of this new standard on the Company’s financial statements is not material.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases” (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018. The Company is evaluating the adoption of ASC 842, but do not expect the adoption of this guidance to have a material impact on the Company’s financial statements.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the year ended October 31, 2019, the Company incurred management consulting fees of $30,030.

During the year ended October 31, 2019, the Company forgave a related party loan of $40,830.

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NOTE 4 – PROMISSORY NOTE PAYABLE

On September 21, 2020, the Company issued a promissory note of $26,280 (CAD35,000). The note has a one-year term at 6% interest per annum.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company has authorized unlimited shares of common stock with no par value.

During the year ended October 31, 2019, the Company issued 371,633 common shares for proceeds of $114,530 to independent investors through private placement.

As of October 31, 2020 and 2019, the Company’s common stock issued and outstanding was 13,251,633.

NOTE 6 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of October 31, 2020 and 2019 are as follows:

	October 31,	October 31,
	2020	2019
Net Operating loss carryforward	$939,424	$933,483
Effective tax rate	26%	26%
Deferred tax asset	244,250	242,705
Less: valuation allowance	(244,250)	(242,705)
Net deferred tax asset	$–	$–

As of October 31, 2020, the Company had approximately $940,000 in non-capital loss that may be available to offset future taxable income, which begin to expire between 2027 and 2040.

NOTE 7 – RISKS AND UNCERTAINTIES

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at October 31, 2020. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company in the future. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this financial statements. These estimates may change, as new events occur and additional information is obtained.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to October 31, 2020, to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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